UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Paladin Realty Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0378980

(State of incorporation or organization)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-113863

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus dated February 28, 2005 filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Company’s Registration Statement on Form S-11 (File No. 333-113863), as amended, and is incorporated herein by reference. The prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits.

1.	Amended and Restated Articles of Incorporation of Paladin Realty Income Properties, Inc. (incorporated by reference to the registrant’s Form 10-Q for the period ending June 30, 2005)

2.	Bylaws of Paladin Realty Income Properties, Inc. (incorporated by reference to the registrant’s Form 10-Q for the period ending March 31, 2005)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

By:	/s/ Michael B. Lenard
	Name:	Michael B. Lenard
	Title:	Executive Vice President, Secretary, Counselor and Director

DATE: March 24, 2006